UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 12, 2013 (March 11, 2013)

Acadia Healthcare Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35331	46-2492228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Crescent Centre Drive, Suite 610, Franklin, Tennessee 37067

(Address of Principal Executive Offices)

(615) 861-6000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

6.125% Senior Notes Due 2021

On March 7, 2013, Acadia Healthcare Company, Inc., a Delaware corporation (the “Company”) entered into a Purchase Agreement pursuant to which it agreed to sell $150,000,000 in aggregate principal amount of its 6.125% senior notes due 2021 (the “Notes”) to Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other several initial purchasers named in Schedule 1 to the Purchase Agreement (the “Initial Purchasers”).

On March 12, 2013, the Company completed the sale of the Notes to the Initial Purchasers, and the Initial Purchasers resold the Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States pursuant to Regulation S under the Securities Act. The Company intends to use the net proceeds from the offering for general corporate purposes, which may include acquisitions.

The Notes were issued pursuant to an indenture, dated as of March 12, 2013 (the “Indenture”), among the Company, the subsidiary guarantors named therein (the “Guarantors”) and U.S. Bank National Association, as trustee. The Notes mature on March 15, 2021 and bear interest at a rate of 6.125% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2013. The Notes are the Company’s senior unsecured obligations and are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Guarantors.

The Company may redeem the Notes at its option, in whole or part, at any time prior to March 15, 2016, at a price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to the redemption date and plus an applicable premium. The Company may redeem the Notes, in whole or in part, on or after March 15, 2016, at the redemption prices set forth in the Indenture plus accrued and unpaid interest to the redemption date. At any time on or before March 15, 2016, the Company may elect to redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 106.125% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of one or more equity offerings.

The Indenture contains covenants that limit the Company’s ability and the ability of its restricted subsidiaries to, among other things: (i) pay dividends, redeem stock or make other distributions or investments; (ii) incur additional debt or issue certain preferred stock; (iii) transfer or sell assets; (iv) engage in certain transactions with affiliates; (v) create restrictions on dividends or other payments by the restricted subsidiaries; (vi) merge, consolidate or sell substantially all of the Company’s assets and (vii) create liens on assets. If on any date following the issue date the Notes are rated investment grade (as more fully described in the Indenture), certain covenants, including with respect to asset sales, restricted payments and indebtedness, will be suspended (for so long as the Notes maintain such rating and no event of default has occurred). The Indenture also provides for customary events of default.

The descriptions of the Purchase Agreement, the Notes and the Indenture contained in this Current Report on Form 8-K are qualified in their entirety by reference to the complete text of the Purchase Agreement, the Notes and the Indenture, copies of which are filed as Exhibits 10.1, 4.2 and 4.1 hereto and are incorporated herein by reference.

Registration Rights Agreement

On March 12, 2013, in connection with the private placement of the Notes, the Company, the Guarantors and the Initial Purchasers entered into a registration rights agreement (the “Registration Rights Agreement”). The terms of the Registration Rights Agreement require the Company and the Guarantors to (i) file a registration statement no later than 360 days after the closing date of the offering with respect to an offer to exchange the Notes for a new issue of debt securities registered under the Securities Act, with terms substantially identical to those of the Notes (except for provisions relating to the transfer restrictions and payment of additional interest); (ii) use their commercially reasonable efforts to cause the exchange offer registration statement to be declared effective under the Securities Act no later than 450 days after the closing date of the offering; and (iii) in certain circumstances, file a shelf registration statement for the resale of the Notes. If the Company and the Guarantors fail to satisfy their registration obligations under the Registration Rights Agreement, then the annual interest on the Notes will increase by 0.25% per annum and by an additional 0.25% per annum for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.0% per annum.

The foregoing is only a summary of the material terms of the Registration Rights Agreement and does not purport to be complete, and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.3 and incorporated herein by reference.

First Amendment to Amended and Restated Credit Agreement

On March 11, 2013, the Company entered into a Consent and First Amendment (the “First Amendment”) to its Amended and Restated Credit Agreement, dated as of December 31, 2012. The First Amendment modified the definition of Consolidated EBITDA to permit the add-back for financial covenant purposes of certain fees and expenses related to the redemption of the Company’s 12.875% Senior Notes due 2018. In addition, the First Amendment amended such definition to permit the Company to test indebtedness on a basis net of cash or cash equivalents on hand for financial covenant purposes.

The foregoing is only a summary of the material terms of the First Amendment and does not purport to be complete, and is qualified in its entirety by reference to the First Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

To the extent applicable, the information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On March 12, 2013, the Company redeemed $52.5 million of its 12.875% Senior Notes due 2018 (“Senior Notes due 2018”) using a portion of the net proceeds of its December 2012 equity offering pursuant to the provision in the indenture permitting an optional redemption with equity proceeds of up to 35% of the principal amount of Senior Notes due 2018. The Senior Notes due 2018 were redeemed at a redemption price of 112.875% of the principal amount thereof plus accrued and unpaid interest to, but not including, the redemption date in accordance with the provisions of the indenture governing the Senior Notes due 2018.

On March 12, 2013, the Company issued a press release announcing the completion of its issuance and sale of the Notes in a private placement. A copy of the press release is attached as Exhibit 99 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Indenture, dated March 12, 2013, by and among Acadia Healthcare Company, Inc., the guarantors party thereto and U.S. Bank National Association, as Trustee.

4.2	Form of 6.125% Senior Note due 2021 (Included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated March 12, 2013, by and among Acadia Healthcare Company, Inc., the guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representative of the Initial Purchasers.

10.1	Purchase Agreement, dated March 7, 2013, by and among Acadia Healthcare Company, Inc., the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representative of the initial purchasers named therein.

10.2	First Amendment, dated March 11, 2013, to the Amended and Restated Credit Facility, dated December 31, 2012, by and among Bank of America, N.A. (Administrative Agent, Swing Line Lender and L/C Issuer) and Acadia Healthcare Company, Inc., the guarantors listed on the signature pages thereto, and the lenders listed on the signature pages thereto.

99	Press Release dated March 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA HEALTHCARE COMPANY, INC.

Date: March 12, 2013	By:	/s/ Christopher L. Howard
Christopher L. Howard
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated March 12, 2013, by and among Acadia Healthcare Company, Inc., the guarantors party thereto and U.S. Bank National Association, as Trustee.

4.2	Form of 6.125% Senior Note due 2021 (Included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated March 12, 2013, by and among Acadia Healthcare Company, Inc., the guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representative of the Initial Purchasers.

10.1	Purchase Agreement, dated March 7, 2013, by and among Acadia Healthcare Company, Inc., the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representative of the initial purchasers named therein.

10.2	First Amendment, dated March 11, 2013, to the Amended and Restated Credit Facility, dated December 31, 2012, by and among Bank of America, N.A. (Administrative Agent, Swing Line Lender and L/C Issuer) and Acadia Healthcare Company, Inc., the guarantors listed on the signature pages thereto, and the lenders listed on the signature pages thereto.

99	Press Release dated March 12, 2013.